                               SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                          SECURITIES EXCHANGE ACT OF 1934

/X/  Filed by the Registrant

/ /  Filed by a Party other than the Registrant

Check the appropriate box:

/ /  Preliminary Proxy Statement

/X/  Definitive Proxy Statement

/ /  Definitive Additional Materials

/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                               SCHERER HEALTHCARE, INC.
                     (Name of Registrant as Specified in Charter)

         (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                               SCHERER HEALTHCARE, INC.





                               NOTICE OF ANNUAL MEETING


                                         AND


                                   PROXY STATEMENT

                               SCHERER HEALTHCARE, INC.
                           2859 Paces Ferry Road, Suite 300
                                Atlanta, Georgia 30339


                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD September 10, 1997

     NOTICE HEREBY IS GIVEN that the 1997 Annual Meeting of Stockholders of Scherer Healthcare, Inc. (the "Company") will be held in the eleventh floor Board Room, Overlook II, 2839 Paces Ferry Road, Atlanta, Georgia on Wednesday, September 10, 1997, at 9:30 a.m., local time, for the purposes of considering and voting upon:

     1. A proposal to elect four directors to serve until the 1998 Annual Meeting of Stockholders.

     2. Such other business as properly may come before the Annual Meeting or any adjournments thereof. The Board of Directors is not aware of any other business to be presented to a vote of the stockholders at the Annual Meeting.

     Information relating to the above matters is set forth in the attached Proxy Statement. Stockholders of record at the close of business on July 29, 1997, are entitled to receive notice of and to vote at the Annual Meeting and any adjournments thereof.

                                   By Order of the Board of Directors.



                                   /s/ ROBERT P. SCHERER, JR.
                                       Chairman of the Board
                                       and Chief Executive Officer

Atlanta, Georgia
July 29, 1997

PLEASE READ THE ATTACHED PROXY STATEMENT AND THEN PROMPTLY COMPLETE, EXECUTE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE.
 IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE THE PROXY CARD AND VOTE IN PERSON IF YOU SO DESIRE.

                               SCHERER HEALTHCARE, INC.
                           2859 Paces Ferry Road, Suite 300
                                Atlanta, Georgia 30339

                                   PROXY STATEMENT
                        for the Annual Meeting of Stockholders
                            to be Held September 10, 1997

     This Proxy Statement is furnished to the stockholders of Scherer Healthcare, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the 1997 Annual Meeting of Stockholders and at any adjournments thereof (the "Annual Meeting"). The Annual Meeting will be held in the eleventh floor Board Room, Overlook II, 2839 Paces Ferry Road, Atlanta, Georgia, on Wednesday,
September 10, 1997, at 9:30 a.m., local time.

     The approximate date on which this Proxy Statement and form of proxy card are first being sent or given to stockholders is August 4, 1997.

                                    VOTING

General

     The securities that can be voted at the Annual Meeting consist of Common Stock of the Company, $.01 par value per share, with each share entitling its owner to one vote on each matter submitted to the stockholders. The record date for determining the holders of Common Stock who are entitled to receive notice of and to vote at the Annual Meeting is July 29, 1997. On the record date, approximately 4,314,223 shares of Common Stock were outstanding and eligible to be voted at the Annual Meeting.

Quorum and Vote Required

     The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum at the Annual Meeting. In counting the votes to determine whether a quorum exists at the Annual Meeting, all votes "FOR" and instructions to withhold authority to vote will be used.

     In voting with regard to the proposal to elect directors, stockholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. The vote required to approve the proposal to elect directors is a plurality of the votes cast by the holders of shares entitled to vote, provided a quorum is present. As a result, votes that are withheld will not be counted and will have no effect in the election of directors.

     Under the rules of the New York and American Stock Exchanges (the "Exchanges") that govern most domestic stock brokerage firms, member firms that hold shares in street name for beneficial owners may, to the extent that such beneficial owners do not furnish voting instructions with respect to any or all proposals submitted for stockholder action, vote in their discretion upon proposals which are considered "discretionary" proposals under the rules of the Exchanges. Member brokerage firms that have received no instructions from their clients as to "non-discretionary" proposals do not have discretion to vote on these proposals. Such "broker non-votes" will not be considered in determining whether a quorum exists at the Annual Meeting and will not be considered as votes cast in determining the outcome of any proposal.

     As of July 29, 1997 (the record date for the Annual Meeting), the current directors and executive officers of the Company owned or controlled the power to vote approximately 2,592,180 shares of Common Stock of the Company eligible to be voted at the meeting, constituting approximately 60% of the outstanding Common Stock. The Company believes that the holders of more than a majority of the Common Stock outstanding on the record date will vote all of their shares of Common Stock in favor of the election of the director nominees and, therefore, that the presence of a quorum and the election of the director nominees is reasonably assured.

Proxies

     Stockholders should specify their choices with regard to the election of the director nominees on the enclosed proxy card. All properly executed proxy cards delivered by stockholders to the Company in time to be voted at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the directions noted thereon. In the absence of such instructions, the shares represented by a signed and dated proxy card will be voted "FOR" the election of all director nominees. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment.

     Any stockholder delivering a proxy has the power to revoke it at any time before it is voted by giving written notice to the Secretary of the Company, at 2859 Paces Ferry Road, Suite 300, Atlanta, Georgia 30339, by executing and delivering to the Secretary of the Company a proxy card bearing a later date or by voting in person at the Annual Meeting; provided, however, that under the rules of the Exchanges, any beneficial owner of the Company's Common Stock whose shares are held in street name by a member brokerage firm may revoke his proxy and vote his shares in person at the Annual Meeting only in accordance with applicable rules and procedures of the Exchanges.

     In addition to soliciting proxies through the mail, the Company may solicit proxies through its directors, officers and employees in person and by telephone or facsimile. Brokerage firms, nominees, custodians and fiduciaries also may be requested to forward proxy materials to the beneficial owners of shares held of record by them. All expenses incurred in connection with the solicitation of proxies will be borne by the Company.

Share Ownership of Principal Stockholders and Management

     The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of June 2, 1997, by (i) each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each director of the Company, (iii) each of the executive officers of the Company named in the Summary Compensation Table herein and (iv) all current directors and executive officers of the Company as a group, based in each case on information furnished to the Company by such persons or entities. The Company believes that each of the named individuals and group has sole voting and investment power with regard to the shares shown except as otherwise noted.

                                Shares Beneficially
Beneficial Owner                      Owned (1)            Percent Of Class
----------------                -------------------        ----------------

Robert P. Scherer, Jr.             2,607,980 (2)                 60.2%
 Chairman of the Board,
 Chief Executive Officer
 and Principal Stockholder

RPS Investments, Inc.              1,244,234.5                   28.8%
 Principal Stockholder

Settlement Voting Trust              562,738.5(2)(3)             13.0%
 Principal Stockholder

SunTrust Bank                        340,224 (4)                  7.9%
 Principal Stockholder

William J. Thompson                   65,000 (5)                  1.5%
 Director and President

Kenneth H. Robertson                   1,000                       *
 Director

Stephen Lukas, Sr.                       --                        --
 Director

All current directors and
 executive officers as a
 group (6 persons)                 2,673,980(6)                    61.2%

_______________
*   Less than one percent.

(1) Beneficial ownership as reported in the table has been determined in accordance with Securities Exchange Commission regulations and, as a result, certain outstanding shares are deemed to be beneficially owned by more than one person.

(2) The shares shown as owned by Mr. Scherer include 1,244,234.5 shares owned by RPS Investments, Inc. As Chairman and sole stockholder of RPS Investments, Inc., Mr. Scherer is deemed to be the beneficial owner of the shares. The shares shown also include 562,738.5 shares that Mr. Scherer holds as trustee of a Settlement Voting Trust for the benefit of his adult children. Mr. Scherer is entitled to vote the shares held in the Settlement Voting Trust. The shares shown also include 340,224 shares that Mr. Scherer holds as co-trustee with SunTrust Bank of a residuary trust for the benefit of his family. Voting and investment power is shared with regard to such shares. The shares shown as owned by Mr. Scherer also include 16,800 shares that Mr. Scherer may acquire upon exercise of outstanding stock options. The address of Mr. Scherer, RPS Investments, Inc., and the Settlement Voting Trust is 2859 Paces Ferry Road, Suite 300, Atlanta, Georgia 30339.

(3) The shares shown are held in a Settlement Voting Trust for the benefit of Mr. Scherer's four adult children with Mr. Scherer as trustee. Mr. Scherer is entitled to vote the shares held in the Settlement Voting Trust. See Note (2) above.

(4) The shares shown are held as co-trustee of a residuary trust for the benefit of Mr. Scherer's family and voting and investment power is shared with Mr. Scherer, co-trustee of the residuary trust. See Note (2) above. SunTrust Bank's address is 25 Park Place, N.E., Atlanta, Georgia 30303.

(5) Mr. Thompson may acquire the shares shown upon exercise of outstanding stock options.

(6) The shares shown include 2,147,197 shares with respect to which voting or investment power is shared and 81,800 shares that may be acquired upon exercise of outstanding stock options, as described in the Notes above.

                          PROPOSAL 1 - ELECTION OF DIRECTORS

Nominees

         The Board of Directors has set the authorized number of directors of the Company at four and nominated Stephen Lukas, Sr., Kenneth H. Robertson, Robert P. Scherer, Jr. and William J. Thompson for re-election as directors at the 1997 Annual Meeting. Each of the nominees is currently a director of the Company. If re-elected as directors at the Annual Meeting, each of such persons would serve until the 1998 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

         Each of the nominees has consented to serve another term as a director if re-elected. If any of the nominees should be unavailable to serve for any reason (which is not anticipated), the Board of Directors may designate a substitute nominee or nominees (in which event the persons named on the enclosed proxy card will vote the shares represented by all valid proxy cards for the election of such substitute nominee or nominees), allow the vacancies to remain open until a suitable candidate or candidates are located, or by resolution provide for a lesser number of directors.

         The Board of Directors unanimously recommends that the stockholders vote "FOR" the proposal to re-elect Stephen Lukas, Sr., Kenneth H. Robertson, Robert P. Scherer, Jr. and William J. Thompson as directors until the 1998 Annual Meeting of Stockholders and until their successors have been duly elected and qualified.

Information Regarding Nominees for Director

    Set forth below is certain information as of June 2, 1997, regarding the four nominees for Director, including their ages and principal occupations (which have continued for at least the past five years unless otherwise noted).

Stephen Lukas, Sr.      Mr. Lukas, 71, has been President, Chief Executive
                        Officer, and a Director of Goldcaps, Inc., a subsidiary of IVAX Corporation since 1992. Goldcaps, Inc. is engaged in the production and marketing of soft gelatin capsules. Mr. Lukas also serves as Vice President, Business Development of IVAX Corporation and is a Director of Galena A.S., a pharmaceutical manufacturing company located in the Czeck Republic. Since 1974, Mr. Lukas has been President and Director of Vienna
                        Woods Limited, a family holding company located in Ontario, Canada. He was President and a Director of
                        Capsule Technology, a soft gelatin capsule manufacturing and distribution company, from its formation in 1981 until his retirement in 1991. He also has been a Director of Marquest Medical Products, Inc.
                        ("Marquest"), a subsidiary of the Company since 1995.
                        Mr. Lukas has been a Director of the Company since
                        1989.

Kenneth H. Robertson    Mr. Robertson, 62, has been Chairman of Conference-Call
                        USA, Inc. and Vice President of Business Development of DIAL Services, Ltd. since 1988. These companies derive their revenue from conference call services, video conferencing, voice messaging and reselling international long distance. Since 1984, Mr.
                        Robertson has been Managing Partner of Print
                        Marketing Concepts which publishes and prints television program guides for newspapers. In addition, Mr. Robertson has been the principal owner and developer of a self-storage warehouse and business incubator operation in Chicago since 1977.
                        He also has been a director of Marquest since 1995.
                        He has been a Director of the Company since 1980 and served as Vice President of the Company in 1980 and as President from July 1981 until June 1983.

Robert P. Scherer, Jr.  Mr. Scherer, Jr., 64, has been Chairman of the Board of
                        Directors and Chief Executive Officer of the Company since February 1995. Mr. Scherer, Jr. has been a Director of the Company since 1977. He has been Chairman of the Board and Chief Executive Officer of RPS Investments, Inc. since its formation in January 1980. He has been Chairman of the Board of Directors and Chief Executive Officer of Marquest since 1995.
                        Mr. Scherer was a Director of IRT Corporation, which filed a petition for bankruptcy under the federal bankruptcy laws in 1993.

William J. Thompson     Mr. Thompson, 63, has been a Director and the President
                        and Chief Operating Officer of the Company since
                        1984. Mr. Thompson has been a Director of Marquest since 1993 and its President and Chief Operating
                        Officer since 1995.

Committees and Meetings of the Board of Directors

         The Board of Directors conducts its business through meetings of the Board and through its committees. In accordance with the Bylaws of the Company, the Board of Directors has established an Executive Committee, a Compensation Committee, an Audit Committee and a Nominating Committee.

         The Executive Committee, during intervals between meetings of the Board, may exercise the powers of the Board of Directors except with regard to a limited number of matters which include amending the Certificate of Incorporation or Bylaws of the Company, declaring a dividend or authorizing the issuance of capital stock of the Company, adopting an agreement of merger or consolidation on behalf of the Company, and recommending to the stockholders of the Company a sale of substantially all of the assets of the Company or the dissolution of the Company. All actions of the Executive Committee are submitted for review and ratification by the full Board. Currently, the Board of Directors has not established an Executive Committee.

         The Compensation Committee is responsible for determining the compensation of the Directors, officers and employees of the Company and for administering the Company's employee benefit plans. See "Executive Compensation - Stock Option Plans" herein. The Compensation Committee is composed of Messrs. Lukas and Robertson.

         The Audit Committee is responsible for reviewing the adequacy of the Company's system of internal financial controls, recommending to the Board of Directors the appointment of the independent auditor and evaluating the proposed scope of the independent auditor's audit, evaluating the independent auditor's performance and fee arrangement, conducting a post-audit review of the Company's financial statements and audit findings in advance of publication, and reviewing in advance proposed changes in the Company's accounting methods. The Audit Committee is comprised of Messrs. Lukas and Robertson.

         The Nominating Committee identifies individuals as nominees for election as Directors and officers of the Company. The full Board of Directors currently serves as the Nominating Committee.

         During the fiscal year ended March 31, 1997, the Board of Directors met seven times and the Compensation Committee and the Audit Committee did not meet. Each of the current Directors of the Company attended all of the meetings of the Board of Directors and committees on which he served.

Director Compensation

         Directors who are not employees of the Company are paid $500 for each Board of Directors or committee meeting actually attended, and all directors are reimbursed for reasonable expenses incurred in attending meetings.

                                EXECUTIVE COMPENSATION

Compensation Summary

         The following table summarizes the compensation paid or accrued by the Company during the fiscal years ended March 31, 1997, 1996, and 1995 to the Company's Chief Executive Officer and each of the Company's other executive officers whose compensation for fiscal 1997 exceeded $100,000 (the "named executive officers").

                             SUMMARY COMPENSATION TABLE

                                                                                                      LONG-TERM
                                                                ANNUAL COMPENSATION                  COMPENSATION
                                                ---------------------------------------------------  ------------
                                                                                          OTHER       SECURITIES
                                                                                         ANNUAL       UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION                       YEAR        SALARY        BONUS     COMPENSATION    OPTIONS(#)    COMPENSATION
----------------------------------------------  ---------  ------------  -----------  -------------  -------------  -------------
Robert P. Scherer, Jr. (1)                           1997  $    --        $  --         $  --             --         $   --
Chairman of the Board                                1996       --           --            --             --             --
Chief Executive Officer, and a Director              1995       --           --            --            20,000(2)       --

William J. Thompson                                  1997  $  169,712(3)  $  --         $  --             --         $ 46,573(4)
President and a Director                             1996     180,000        --            --             --            6,500(4)
                                                     1995     180,000 -      --            --            25,000         9,100(4)

------------------------

(1) The Board of Directors elected Mr. Scherer as Chairman of the Board of Directors and Chief Executive Officer in February 1995. Mr. Scherer did not receive salary or bonus compensation from the Company during the fiscal years reported. However, during the 1996 and 1995 fiscal years, Mr. Scherer was compensated by Scherer Scientific, Ltd. Scherer Scientific, Ltd. charged the Company, $150,000 and $688,000 during fiscal 1996 and 1995, respectively, for administrative, accounting, professional, and corporate facilities costs. Scherer Scientific, Ltd. is an affiliate of, and is under common control with, RPS Investments, Inc., which is a principal stockholder of the Company. See "Related Party Transactions - Transactions with Scherer Scientific, Ltd."

(2) The Company and Mr. Scherer canceled these options by mutual agreement as of July 1, 1995.

(3) The amount shown includes salary of $123,638 paid by the Company and salary of $46,074 paid by Marquest, a majority owned subsidiary of the Company.

(4) All of the amounts shown as paid or accrued in fiscal 1996 and 1995 and $7,338 of the amount shown as paid in fiscal 1997 represent the Company's respective contributions to Mr. Thompson's account in the Scherer Healthcare, Inc. 401(k) Retirement and Savings Plan. The amounts shown as paid or accrued in fiscal 1997 includes $33,928 paid by Marquest as reimbursement for certain living expenses and related tax liability and $5,307 paid by Marquest for an automobile allowance.

    The Company's executive officers also participate in the Company's Incentive Stock Option Plans. See "Stock Option Plans" below.

Stock Option Plans

    The Company maintains the Scherer Healthcare, Inc. 1987 Stock Option Plan, 1987 Long-Term Incentive Plan, 1988 Stock Option Plan and 1994 Stock Incentive Plan (collectively, the "Stock Option Plans") to attract and retain key executive personnel, directors and advisors, and to encourage their continued employment with and service to the Company. The Company did not grant any stock options during the fiscal year ended March 31, 1997.

    The following table sets forth information as of March 31, 1997 regarding
(i) the number of exercisable and unexercisable stock options held by each of the individuals named in the Summary Compensation Table above and (ii) the respective estimated current values of such stock options. No stock options were exercised by such individuals during the fiscal year ended March 31, 1997.

Fiscal Year End Option Values

                                     NUMBER
                                    OF SHARES         VALUE OF
                                   UNDERLYING        UNEXERCISED
                                   UNEXERCISED      IN-THE-MONEY
                                     OPTIONS           OPTIONS
                                    AT FISCAL         AT FISCAL
                                   YEAR-END(#)     YEAR-END($)(1)
                                  EXERCISABLE/      EXERCISABLE/
NAME AND POSITION                UNEXERCISABLE     UNEXERCISABLE
------------------------------  ---------------  -----------------

Robert P. Scherer, Jr. ..........    16,800 /-         $--
 Chairman of the Board,
 Chief Executive Officer
 and a Director

William J. Thompson..............    65,000/10,000     $--
  President and a Director


------------------------

(1) The dollar value is determined by subtracting the option exercise prices from the per share fair market value of the Company's Common Stock as of March 31, 1997 as reported on The Nasdaq National Market.

               COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors is composed of Stephen Lukas, Sr. and Kenneth H. Robertson. Prior to July 1, 1995, all of the Company's executive officers other than William J. Thompson were compensated by Scherer Scientific, Ltd. and did not receive separate cash compensation from the Company. However, Scherer Scientific, Ltd. charged the Company annual fees for administrative, accounting, payroll and professional services and corporate facilities costs. As a result, during periods prior to July 1, 1995, the Compensation Committee's responsibilities with respect to executive compensation for all executive officers other than Mr. Thompson was limited to compensation under the Stock Option Plans. Beginning July 1, 1995, the Company assumed direct responsibility for the compensation of its executive officers, other than Mr. Scherer and Amy M. Murphy, Vice President of Corporate Operations and Secretary of the Company, as determined by the Compensation Committee. Scherer Scientific, Ltd. continued to provide direct compensation to Mr. Scherer and Ms. Murphy until February 24, 1997. Prior to such date, the Company reimbursed Scherer Scientific, Ltd. for a portion of Ms. Murphy's compensation. On February 24, 1997, the Company assumed direct responsibility for the compensation of Ms. Murphy. The Company did not provide any compensation to Mr. Scherer during fiscal 1997 although it is anticipated that the Company will compensate Mr. Scherer in future periods subject to a determination of the level of such compensation by the Compensation Committee. Prior to November 1996, the Company paid all of William J. Thompson's salary and Marquest reimbursed the Company for a portion of the salary. In November 1996, Marquest began paying salary directly to Mr. Thompson and the Company reduced Mr. Thompson's salary with the Company. Mr. Thompson is the President and Chief Operating Officer of the Company and Marquest. The Compensation Committee is responsible for developing and making recommendations to the Board of Directors with respect to compensation policies. The Committee approves the compensation of executive officers paid by the Company and, on an annual basis, determines their compensation. The Compensation Committee is also responsible for the granting and administration of stock options.

    The Compensation Committee has furnished the following report for fiscal
1997:

Compensation Philosophy

    The objectives of the Company's executive compensation program are to provide a level of compensation which will attract, retain, and motivate executives capable of achieving long-term success for the Company's stockholders in terms of increasing Company and stockholder value.

Executive Officer Compensation

    There are three main components of the executive compensation program:
(i) base salary; (ii) potential annual cash bonus; and (iii) periodic awards of stock options or other equity participation to encourage achievement over time and to align executive officer and stockholder interests. Executive officers are eligible for the same benefits, including group health, life, and disability insurance and participation in the Scherer Healthcare, Inc. 401(k) Retirement and Savings Plan, as are available generally to the Company's and its subsidiaries' non-union employees. Perquisites provided to executive officers are not material.

    Annual Salary. The Compensation Committee determines the salary of the executive officers, with the objective of assuring that salary levels are competitive. They are determined by considering duties and responsibilities of the officers and their impact upon the operations and the growth in value of the Company. The level of equity or potential equity participation in the Company is considered in establishing compensation levels.

    Incentive Compensation. Incentive compensation is provided on an annual basis. Bonus awards are determined by the Compensation Committee on a subjective basis, taking into account activities and accomplishments for the fiscal year.

    Stock Option Awards. Stock options are granted to executive officers and to other employees on a periodic basis, with vesting over several years. Awards are made at a level which is considered to provide a meaningful incentive to the executive officers.

President's Compensation

    William J. Thompson, President and Chief Operating Officer, is the most senior executive officer that received compensation directly from the Company during fiscal 1997. The amount of Mr. Thompson's annual salary is established by the Compensation Committee using the criteria for executive officers discussed above. Mr. Thompson did not receive an increase in salary for fiscal 1997.

    Mr. Thompson's bonus is determined in the discretion of the Compensation Committee. The Committee considers the accomplishments of the operating units which report directly to Mr. Thompson in determining the bonus amount. It also has considered the accomplishments of Marquest, of which the Company owned a 51% percent interest during fiscal 1997 and to which Mr. Thompson devoted a substantial amount of his efforts. Mr. Thompson did not receive a bonus for fiscal 1997.

    Due to the amount of time Mr. Thompson dedicated to Marquest during fiscal 1997 Marquest reimbursed the Company for 66% of Mr. Thompson's salary benefits and other employment related expenses. Further, and as described above, Marquest assumed direct responsibility for a portion of Mr. Thompson's salary in November 1996.

                                Compensation Committee
                                  Stephen Lukas, Sr.
                                 Kenneth H. Robertson

                              RELATED PARTY TRANSACTIONS

    Indebtedness to Related Parties. Prior to fiscal 1996, Scherer Scientific, Ltd., Scherer Capital, L.L.C. ("Scherer Cap") and RPS Investments, Ltd. made loans (the "Affiliate Loans") to the Company and its subsidiaries the proceeds of which were used for working capital and business and equipment acquisitions. The Affiliate Loans were payable on demand and bore interest at prime rate plus 1%. RPS Investments, Inc. beneficially owns approximately 28.8% of the outstanding Common Stock of the Company. Robert
P. Scherer, Jr., the Chairman of the Board and Chief Executive Officer of the Company, had a controlling interest in Scherer Scientific, Ltd., RPS Investments, Ltd., and Scherer Cap. He is the controlling stockholder and a director and executive officer of RPS Investments, Inc. Additionally, Amy M. Murphy, who is an executive officer of the Company, serves as an executive officer of RPS Investments, Inc. and served as an executive officer of Scherer Scientific, Ltd. and Scherer Cap. Scherer Scientific, Ltd., RPS Investments, Ltd., and Scherer Cap were dissolved in March 1997.

    In January 1997, the Company and Scherer Cap restructured the balance of $2,128,000 on the Affiliate Loans (the Company previously repaid all amounts owed to Scherer Scientific, Ltd.) into a promissory note (the

"Original Note") to be repaid in monthly installments of principal and interest over a five-year term with a maturity date of December 1, 2001. The Original Note was collateralized by 2,432,251 shares of Marquest Common Stock owned by the Company, had a fixed monthly payment of $44,437, except for the last payment, and bore interest at prime rate plus 1%, adjusted quarterly.
In connection with the dissolution of Scherer Cap in March 1997, the Original Note was amended (the "Amended Note") and subsequently assigned to the four adult children, who are not affiliated with the Company, of Mr. Scherer. In exchange for certain considerations, $50,000 of the principal balance of the loan was forgiven and the interest rate was reduced to prime, adjusted quarterly, in the Amended Note. The monthly payment in the Amended Note is fixed as $43,408, except for the last payment which will be for the amount of the unpaid principal balance plus any unpaid accrued interest as of December 1, 2001. The term and collateral remained the same in the Amended Note as in the Original Note. As of March 31, 1997, the principal balance of the Amended Note was approximately $1,958,000 and the interest rate was 8.25%.

    In March 1997, Marquest and Scherer Cap entered into a loan and security agreement (the "Loan Agreement") pursuant to which Marquest borrowed $700,000 to repay $700,000 that it borrowed from Scherer Cap in December 1995 for working capital purposes. The Loan Agreement contemplated the possibility of additional borrowings of up to $800,000. Borrowings under the Loan Agreement are represented by convertible notes due April 1, 2001 (the "Scherer Cap Notes"), bear interest at prime rate plus 1.5%, and are secured by Marquest's inventory, building, and equipment. Pursuant to the Loan Agreement, which expires February 28, 2001, the Scherer Cap Notes are convertible at the option of Scherer Cap into shares of Marquest's Common Stock at a conversion price of $.70 per share. As of March 31, 1997, Marquest had borrowed $700,000 under the Loan Agreement and the Scherer Cap Notes and the interest rate was 9.75%. Additionally, in March 1996 Scherer Cap purchased 2,061,856 shares of Marquest Common Stock for an aggregate purchase price of $1,000,000. In connection with its dissolution in March 1997, Scherer Cap assigned the Loan Agreement and the Scherer Cap Notes, and transferred 1,546,392 shares of the Marquest Common Stock that it owned to Mr. Scherer. The remaining 515,464 shares of Marquest Common Stock owned by Scherer Cap were transferred into a voting trust for the benefit of Mr. Scherer's adult children. Mr. Scherer is entitled to vote the shares held in the voting trust.

    Transactions with Scherer Scientific, Ltd. Prior to the dissolution of Scherer Scientific, Ltd. in March 1996, Robert P. Scherer, Jr. and Amy M. Murphy were compensated by Scherer Scientific, Ltd. and did not receive separate cash compensation from the Company. However, during fiscal 1997 and 1996, the Company paid $70,000 and $43,000, respectively, to Scherer Scientific, Ltd. as reimbursement for that portion of Ms. Murphy's compensation allocated to her capacity as an officer of the Company. Effective February 24, 1997, the Company assumed direct responsibility for the compensation of Ms. Murphy. Prior to fiscal 1997, the Company had assumed direct responsibility for the compensation of the other officers of the Company that previously received compensation from Scherer Scientific, Ltd.

    Sale of Marquest. On March 14, 1997, Marquest entered into an Agreement and Plan of Merger dated such date (the "Merger Agreement") between Marquest, Vital Signs, Inc. ("VSI"), and VSI Acquisition Corporation, a wholly-owned subsidiary of VSI ("Newco"). Simultaneous with the execution of the Merger Agreement, the Company entered into the Scherer Healthcare Inducement Agreement between the Company, VSI and Marquest and Robert P. Scherer, Jr. entered into the Robert Scherer Inducement Agreement between Mr. Scherer and
VSI.   At separate Special Meetings of Stockholders of Marquest and the
Company held on July 28, 1997, the stockholders of Marquest and the Company approved the Merger Agreement and the Scherer Healthcare Inducement Agreement and the transactions contemplated thereby. The transactions contemplated by the Merger Agreement and the Scherer Healthcare inducement Agreement were consummated on July 28, 1997.

    Pursuant to the Merger Agreement, Newco merged with and into Marquest (the "Merger"), with Marquest surviving the Merger as a wholly-owned subsidiary of VSI and, with certain exceptions and limitations, upon effectiveness of the Merger, all then outstanding shares of Marquest Common Stock were converted into the right to receive $0.797 per share of Marquest Common Stock in cash. Immediately prior to the Merger, the Company owned 7,211,192 shares of Marquest Common Stock directly and held warrants to purchase an additional 6,580,000 shares of Marquest Common Stock at an exercise price of $0.75 per share. Accordingly, the Company is entitled to receive an aggregate of approximately $6,057,000 with respect to its shares of Marquest Common Stock and warrants for the purchase of Marquest Common Stock. The Company no longer has an ownership interest in Marquest.

    The Scherer Healthcare Inducement Agreement provided for the sale by the Company to VSI of certain assets of the Company leased or licensed by the Company to Marquest and used by Marquest in the manufacture and sale of arterial blood gas products and the execution by the Company of a Covenant Not to Compete in the manufacture or sale of arterial blood gas products for a period of three years following the effective time of the Merger transaction. The transactions contemplated by the Scherer Healthcare Inducement Agreement were subject to, and were consummated immediately following, the consummation of the Merger. VSI paid to the Company an aggregate consideration of $5,860,000 for the assets sold under the Scherer Healthcare Inducement Agreement and for the Covenant Not to Compete.

    Pursuant to the Robert Scherer Inducement Agreement, upon consummation of the Merger, Mr. Scherer entered into a Covenant Not to Compete with VSI in exchange for payment of $140,000 in cash. The Covenant Not to Compete provides that Mr. Scherer will not compete with VSI in the manufacture and sale of arterial blood gas products for a period of three years.

                         STOCKHOLDER RETURN PERFORMANCE GRAPH

    The Company's Common Stock is listed for trading on The Nasdaq National Market under the symbol "SCHR." The price information reflected for the Company's Common Stock in the following performance graph and accompanying table is based upon the closing sales prices of the Common Stock on the dates indicated as reported by Nasdaq assuming a $100.00 investment on March 31, 1992. The performance graph compares the Company's cumulative total stockholder return with the Nasdaq Stock Market Total Return Index and the Nasdaq Health Services Stock Index. The graph assumes that the value of the investment in each index was $100 on March 31, 1992. The stockholder return reflected below for the five year historical period may not be indicative of future performance.

                Comparison of Cumulative Five-Year Stockholder Return

                                   Graph




                                            March 31,
                        ------------------------------------------------------
                        1992      1993      1994      1995      1996      1997
                        ----      ----      ----      ----      ----      ----

Scherer Healthcare      $100      $ 80      $ 80      $ 19      $ 19      $  9
Nasdaq Stock
 Market (US)            $100      $115      $124      $138      $187      $208
Nasdaq Health Services  $100      $ 98      $129      $149      $180      $162

         COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934, as amended, and regulations of the Securities and Exchange Commission thereunder require the Company's directors and executive officers and persons who own more than 10% of the Company's Common Stock, as well as certain affiliates of such persons, to file initial reports of their ownership of the Company's Common Stock and subsequent reports of changes in such ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Directors, executive officers and persons owning more than 10% of the Company's Common Stock are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of the copies of such reports received by it and written representations that no other reports were required for those persons, the Company believes that during the fiscal year ended March 31, 1997, all filing requirements applicable to its directors, executive officers and owners of more than 10% of its Common Stock were complied with in a timely manner except that Amy M. Murphy and Gary W. Ruffcorn filed a
late   Form 3.

                   STOCKHOLDERS' PROPOSALS FOR 1998 ANNUAL MEETING

    Proposals of stockholders, including nominations for the Board of Directors, intended to be presented at the 1998 Annual Meeting of Stockholders should be submitted by certified mail, return receipt requested, and must be received by the Company at its executive offices in Atlanta, Georgia, on or before March 30, 1998 to be eligible for inclusion in the Company's proxy statement and form of proxy relating to that meeting and to be introduced for action at the meeting. Any stockholder proposal must be in writing and must set forth (i) a description of the business desired to be brought before the meeting and the reasons for conducting the business at the meeting, (ii) the name and address, as they appear on the Company's books, of the stockholder submitting the proposal, (iii) the class and number of shares that are beneficially owned by such stockholder, (iv) the dates on which the stockholder acquired the shares, (v) documentary support for any claim of beneficial ownership, (vi) any material interest of the stockholder in the proposal, (vii) a statement in support of the proposal and (viii) any other information required by the rules and regulations of the Securities and Exchange Commission.

                OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

    The Board of Directors of the Company knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Stockholders which may properly come before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments thereof, it is the intention of the persons named as proxies on the enclosed form of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in the best interest of the Company.

Atlanta, Georgia
July 29, 1997

                       ----------------------------

    The Company's 1997 Annual Report, which includes audited financial statements, has been mailed to stockholders of the Company with these proxy materials. The Annual Report does not form any part of the material for the solicitation of proxies.

                                    REVOCABLE PROXY

                                     COMMON STOCK
                               SCHERER HEALTHCARE, INC.

                  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE 1997 ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints Amy M. Murphy and Gary W. Ruffcorn, and each of them, proxies, with full power of substitution, to act for and in the name of the undersigned to vote all shares of Common Stock of Scherer Healthcare, Inc. (the "Company") which the undersigned is entitled to vote at the 1997 Annual Meeting of Stockholders of the Company, to be held in the eleventh floor Board Room, Overlook II, 2839 Paces Ferry Road, Atlanta, Georgia, on Wednesday, September 10, 1997, at 9:30 a.m., local time, and at any and all adjournments and postponements thereof, as indicated on the reverse side hereof with respect to all matters set forth in the Proxy Statement dated July 29, 1997, and all supplements and amendments thereto, and in their discretion upon all matters incident to the conduct of such Annual Meeting and all matters presented at the Annual Meeting but which are not known to the Board of Directors of the Company at the time of the solicitation of this proxy. The undersigned hereby revokes any proxy or proxies heretofore given by the undersigned to vote at the Annual Meeting or any adjournment or postponement thereof.

The undersigned may elect to withdraw this proxy card at any time prior to its use by giving written notice to the Secretary of the Company, by executing and delivering to the Secretary of the Company a duly executed proxy card bearing a later date, or by appearing at the Annual Meeting and voting in person. If the undersigned withdraws this proxy in the manner described above and prior to the Annual Meeting does not submit a duly executed and later dated proxy card to the Company, the undersigned may note in person at the Annual Meeting all shares of Common Stock of the Company owned of record by the undersigned as of the record date (July 29, 1997).

PLEASE COMPLETE, DATE AND SIGN ON REVERSE SIDE AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

Please mark, date, and sign this proxy card on the reverse side exactly as your name(s) appear(s) hereon. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee, guardian, or custodian, please give your full title. If the holder is a corporation or a partnership, the full corporate or partnership name should be signed by a duly authorized officer.

HAS YOUR ADDRESS CHANGED?                   DO YOU HAVE ANY COMMENTS?

-----------------------------------         ----------------------------------

-----------------------------------         ----------------------------------

-----------------------------------         ----------------------------------

/x/ PLEASE MARK VOTES
    AS IN THIS EXAMPLE
-------------------------------------------------------------------------------
                            SCHERER HEALTHCARE, INC.
-------------------------------------------------------------------------------

  RECORD DATE SHARES:




Please be sure to sign and date this Proxy.              Date
                                                             -------------------


------------------------------------       -------------------------------------
Stockholder sign here                       Co-owner sign here

DETACH CARD


     The Board of Directors recommends a vote "FOR" the Proposal listed below.

                                                                                   FOR ALL                FOR ALL
                                                                                   NOMINEES   WITHHOLD    EXCEPT
                                                                                   ---------  ----------  --------
     1. Elect as directors the four nominees listed below to serve until the         / /        / /         / /
        1998 Annual Meeting of Stockholders and until their successors are elected and qualified.

                             Stephen Lukas, Sr.
                             Kenneth H. Robertson
                             Robert P. Scherer, Jr.
                             William J. Thompson

        NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the nominee's(s') name(s). Your shares will be voted for the remaining nominee(s).

Mark box at right if an address change or comment has been noted          / /
on the reverse side of this card.

Mark box at right if you plan to attend the Annual Meeting.               / /

                                                                     DETACH CARD

                                      16